                                                                  EXHIBIT (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on  Form  N-1A of our  report  dated  May 1,  2006,  relating  to the financial statements and financial highlights which appear in the March 31, 2006
Annual Report to  Shareholders  of the Mason Street  International  Equity Fund,
which are also  incorporated by reference into this Registration  Statement.  We also consent to the reference to us under the heading "Financial  Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
September 24, 2007